AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR MARCH 4, 2024

AC PARTNERS, INC.

4053 Southwest Rivers End Way

Palm City, FL 34490

(561) 951-2336

OFFERING SUMMARY

Up to 200,000,000 shares of

Class A Common Stock

Minimum investment 10,000 shares at $1,000

SEE “SECURITIES BEING OFFERED”

	Price to Public	Underwriting discount and commissions (2)	Proceeds to issuer (3)	Proceeds to other persons
Per share	$0.100	$0.00325	$0.09675	0
Total Maximum	$20,000,000	$20,000	$19,900,000	0

(1) The Preferred Stock is convertible into Class A Common Stock either at the discretion of the investor or automatically upon effectiveness of registration of the securities in an initial public offering. The total number of shares of the Class A Common Stock into which the Preferred may be converted will be determined by dividing the original issue price per share by the conversion price per share. See “Securities Being Offered” at page 23 for additional details.

(2) The company expects that, not including state filing fees, the amount of expenses of the offering that we will pay will be approximately $20,000 based on the maximum number of shares sold in this offering.

This offering (the “Offering”) will terminate at the earlier of (1) the date at which the Maximum Offering amount has been sold, (2) the date which is one year from this offering being qualified by the United States Securities and Exchange Commission, or (3) the date at which the offering is earlier terminated by the company at its sole discretion. The offering is being conducted on a best-efforts basis with no minimum raise. Provided that an investor purchases shares in the amount of the minimum investment, $1,000 (10,000 shares), there is no minimum number of shares that needs to be sold in order for funds to be released to the company and for this Offering to close, which may mean that the company does not receive sufficient funds to cover the cost of this Offering. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the company. After the initial closing of this offering, we expect to hold closings on at least a monthly basis.

Initial Closing Timing:

The initial closing of this offering is anticipated to occur within 30 days of the effective date. After the initial closing, we expect to hold subsequent closings on a monthly basis on the first business day of the month.

The holders of AC Partners, Inc. preferred stock (the “Preferred Stock”) are entitled to an aggregate vote of three times all other voting eligible shares on all matters submitted to a vote of the stockholders. Holders of Preferred Stock will vote together with the holders of Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of AC Partners. Holders of the Preferred Stock will continue to hold a majority of the voting power of all of the company’s equity stock at the conclusion of this Offering and therefore control the board.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 3. THERE IS NO ASSURANCE THAT THE NECESSARY FUNDS WILL BE RAISED OR THAT THE ISSUER WILL BE ABLE TO DEVELOP THE PROPERTIES DESCRIBED HEREIN.

Sales of these securities will commence approximately 30 days after the approval of this Offering.

The company is following the “Offering Circular” format of disclosure under Regulation A.

i

In this Offering Circular, the term “AC Partners,” “we,” “us, “our” or “the company” refers to AC PARTNERS, INC., a Nevada corporation.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

IMAGES CONTAINED IN THIS OFFERING CIRCULAR ARE ARTIST’S IMPRESSIONS AND THE ACTUAL FACILITIES MAY VARY.

ii

SUMMARY

AC PARTNERS, INC. is an early-stage residential and light commercial utility and specialty equipment service devoted to expansion in Florida through acquisitions and joint ventures. The company will focus on companies and operations that have current positive cash flow and a synergy in operation. Main focuses include high end residential, multitenant buildings, light commercial and office buildings that can be upgraded to green/energy efficient operations in both air handling and water treatment with additional opportunities including solar electrical generation.

The company will operate under the brand name “AC Partners” with the consideration given to future name changes due to a diversification of operations outside of the former business. AC Partners was incorporated in 2000 in Nevada.

AC PARTNERS intends to either form operating subsidiaries, enter into joint ventures or provide direct investment into operating companies that supply HVAC equipment and services and water treatment equipment and services to residential and light industrial clients or other operations that provide an opportunity to improve profitability or operations through the implementation of complementary services and equipment.

AC Partners, Inc. has identified the following businesses for operations, acquisitions and joint ventures:

Residential equipment service and replacement of higher end, more energy efficient equipment.

Light commercial operations with HVAC, water treatment and cooling tower operations.

Revenue Plan

The company has current service operations and a water treatment joint venture. Both located on the East Coast of Florida with the objective of expanding the service fleet and service offerings.

The Offering

Securities offered	Class A Common Stock

Class A Stock Common outstanding before the Offering	200,000,000 shares of Class A Common Stock.

Share Price	$0.100 per share

Minimum Investment	$1,000

Use of Proceeds

Proceeds from this Offering will be used to expand services and acquire other operating assets.

1

Summary Risk Factors

AC Partners is still considered a startup. The company was incorporated in 2000 but only started operating in the HVAC industry in 2017. The Company generates revenues and is profitable at this time and may still not provide a return on investment for approximately 24 months after this offering. Investing in the Company involves a high degree of risk (see “Risk Factors”). As an investor, you should be able to bear a complete loss of your investment. Some of the more significant risks include those set forth below:

•	This is a very young company.

•	The growth of AC Partners business is dependent on acquisition of specialty service companies and service personnel that produce revenue at favorable prices.

•	AC Partners operates in a highly competitive yet demanding market.

•	Customer complaints or litigation on behalf of our customers, contractors or employees may adversely affect our business, results of operations or financial condition.

•	The company’s insurance coverage may not be adequate to cover all possible losses that it could suffer and its insurance costs may increase.

•	The company may not be able to operate its facilities, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements, which could adversely affect its business, results of operations or financial condition.

•	The company’s development and growth strategy depends on its ability to identify and fund acquisition of other companies operating within the industry in adjacent geographies.

•	The company’s acquisitions may depend on their ability to obtain favorable financing.

•	AC Partners depends on a small management team and may need to hire more people to be successful.

•	The Offering price has been arbitrarily set by the company.

•	The officers of AC Partners control the company and the company does not currently have any independent directors.

•	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement and claims where the forum selection provision is applicable, which could result in less favorable outcomes to the plaintiff(s) in any such action.

•	There is currently a thinly traded market for AC Partners’ shares.

•	The interests of AC Partners and the company’s other affiliates may conflict with your interests.

2

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks relating to our business

This is a very young company.

The company was incorporated in Nevada in 2000 but the Company instituted its current strategy in 2018. Despite the time since incorporation the company is still a startup company that has recently changed its operations to a new business model. The company is initiating the execution of its business plan discussed herein but its operations have not yet been profitable and the Company has not acquired any additional assets. There is limited history upon which an evaluation of its past performance and future prospects can be made. Statistically, most startup companies fail.

The growth of AC Partners business is dependent on acquisition of specialty service companies and service personnel that produce revenue at favorable prices.

AC Partners is a capital-intensive operation and requires the purchase of equipment, vehicles, tools and make payments. As of the date of this Offering Circular the company has its own operations in West Palm Beach but has not made any acquisitions. The company does not know whether it will be able to acquire additional operators at acceptable purchase terms that are favorable. Finally, if this Offering does not raise enough capital to purchase other operators, the company will need to procure external financing for the purchase of the land and/or construction of the facility.

The company may raise more capital and future fundraising rounds could result in dilution.

AC Partners may need to raise additional funds to finance its operations or fund its business plan. Even if the company manages to raise subsequent financing or borrowing rounds, the terms of those borrowing rounds might be more favorable to new investors or creditors than to existing investors such as you. New equity investors or lenders could have greater rights to our financial resources (such as liens over our assets) compared to existing shareholders. Additional financings could also dilute your ownership stake, potentially drastically. See “Dilution” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations– Plan of Operation” for more information.

Success in residential and light commercial services is highly unpredictable, and there is no guarantee the company’s content will be successful in the market.

The company’s success will depend on its ability to penetrate the residential and light commercial HVAC and water treatment market in South East Florida. Consumer tastes, trends and preferences frequently change and are notoriously difficult to predict. If the company fails to anticipate future consumer preferences in the home, residential or light commercial market, its business and financial performance will likely suffer. The residential and light commercial infrastructure and utility market is very competitive. The company may not be able to develop customers that are become profitable. The company may also invest in acquisitions that end up losing money. Even if one of its acquisitions is successful, the company may lose money in others.

Changes in consumer financial condition, tastes and preferences, particularly those affecting the residential and light commercial capital expenditures, and other social and demographic trends could adversely affect its business. Significant periods of recession or similar circumstances could result in situations where operations and the financial condition of the company are affected. If the company cannot attract customers or retain its existing customers then its financial condition and results of operations could be harmed.

3

The COVID-19 pandemic could have material negative effects on AC Partners’ planned operations, including entry into customers’ facilities.

The impact of COVID-19 on companies seems to be devolving but its future effects are uncertain. AC Partners’ operations require access to customers’ homes and facilities. At the current time the Federal Government and local states have lifted restrictions which affected the Company’s operations. Any future gathering restrictions or the perceived risk by the company’s customer base due to COVID-19 or other potential pandemics could materially impact the company’s operation and profitability.

AC Partners operates in a highly competitive market.

AC Partners plans to operate in a highly competitive market and faces intense competition. Competitors will include large national service companies such as Lowes and Home Depot, Lennox, Trane, Carrier, and other multi-state service companies. Many of the company’s current and potential competitors have greater resources, longer histories, more customers, and greater brand recognition. Competitors may secure better terms from vendors, adopt more aggressive pricing and devote more resources to technology, infrastructure, fulfillment, and marketing.

Further, AC Partners’ services will compete on a local and regional level with small handyman businesses. The number and variety of competitors in this business will vary based on the location and setting of each operation. Some operations may be situated in intensely competitive areas characterized by numerous service providers. In addition, in most regions, the competitive landscape is in constant flux as new service providers set up operations. As a result of these characteristics, the supply in a given region may exceed the demand for such services, and any increase in the number or quality of service suppliers or the products they provide, in such region could significantly impact the ability of the company’s properties to attract and retain service personnel, which could harm their business and results of operations.

Customer complaints or litigation on behalf of our customers or employees may adversely affect our business, results of operations or financial condition.

The company’s business may be adversely affected by legal or governmental proceedings brought by or on behalf of their residents, customers or employees. Regardless of whether any claims against the company are valid or whether they are liable, claims may be expensive to defend and may divert time and money away from operations and hurt our financial performance. A judgment significantly in excess of their insurance coverage or not covered by insurance could have a material adverse effect on the company’s business, results of operations or financial condition. Also, adverse publicity resulting from these allegations may materially affect the company.

The company’s insurance coverage may not be adequate to cover all possible losses that it could suffer and its insurance costs may increase.

The company has acquired insurance. If there are significant claims then it may not be able to acquire insurance policies that cover future types of losses and liabilities. Further, insurance policies expire annually and the company cannot guarantee that it will be able to renew insurance policies on favorable terms, or at all. In addition, if it, or other companies in the industry, sustain significant losses or make significant insurance claims, then its ability to obtain future insurance coverage at commercially reasonable rates could be materially adversely affected. If the company’s insurance coverage is not adequate, or it becomes subject to damages that cannot by law be insured against, such as punitive damages or certain intentional misconduct by their employees, this could adversely affect the company’s financial condition or results of operations.

The company may not be able to operate its facilities, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements, which could adversely affect its business, results of operations or financial condition.

Each facility is subject to licensing and regulation by the local government, county and/or municipality in which the facility is located. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. In some states, the loss of a license for cause with respect to one facility may lead to the loss of licenses at all facilities in that state and could make it more difficult to obtain additional licenses in that state. The failure to receive or retain a license, or any other required permit or license, in a particular location, or to continue to qualify for, or renew licenses, could have a material adverse effect on operations and the company’s ability to obtain such a license or permit in other locations.

4

The company’s development and growth strategy depends on its ability to identify and fund acquisition of other companies operating within the industry in adjacent geographies.

A key element of the company’s growth strategy is to acquire other similar or complementary companies. The company has identified a number of acquisition targets but has not formally entered into any agreements. The acquisition targets are predominantly in adjacent geographies where the company will be able to expand its customer base and diversity. The company’s ability to acquire, fund, and develop these companies on a timely and cost-effective basis, or at all, is dependent on a number of factors, many of which are beyond its control, including but not limited to our ability to:

•	Find quality acquisition targets.

•	Reach acceptable agreements regarding the acquisition or purchase of locations, and comply with their commitments under any lease agreements.

•	Comply with applicable zoning, licensing, land use and environmental regulations.

•	Raise or have available an adequate amount of cash or currently available financing and mortgage terms for fleet expansion and inventory.

•	Adequately complete acquisition operations.

•	Timely hire, train and retain the skilled technicians, management and other employees’ necessary to meet staffing needs.

•	Efficiently manage the amount of time and money used to develop and expand each new acquisition.

If the company succeeds in acquiring and developing an expanded geographical operation in a timely and cost-effective basis, the company may nonetheless be unable to attract enough customers to these new acquisitions because customers may be unfamiliar with the company and its offerings may not appeal to them and the company may face competition from other service providers.

The company’s acquisitions may depend on their ability to obtain favorable financing.

The company intends to secure both financing via this offering and, if necessary for acquisitions and fleet expansion, other financing sources including traditional lending, mortgages on properties and lines of credit. There is no guarantee that the company will be able to obtain financing on favorable terms. In the event that the company is unable to obtain such financing it may limit the company’s ability to effectuate its plans and will increase the costs and expenses of the company, thereby negatively impacting its financial prospects.

AC Partners depends on a small management team and may need to hire more people to be successful.

The success of AC Partners will greatly depend on the skills, connections and experiences of the executives, Kenneth Boutilier , Renee Boutilier and Maurice Cohen. AC Partners has not entered into employment agreements with the aforementioned executives. There is no guarantee that the executives will agree to terms and execute employment agreements that are favorable to the company. Should any of them discontinue working for AC Partners, there is no assurance that the company will continue. Further, there is no assurance that the company will be able to identify, hire and retain the right people for the various key positions.

Risks relating to this Offering and our shares

The Offering price has been arbitrarily set by the company.

AC Partners has set the price of its Common Stock at $0.100 per share. Valuations for companies at AC Partners stage are purely speculative. The company’s valuation has not been validated by any independent third party and may fall precipitously. It is a question of whether you, the investor, are willing to pay this price for a percentage ownership of a start-up company. You should not invest if you disagree with this valuation.

5

There is no minimum raise which will allow the company to proceed using dollar one to initiate its plan but could result in AC Partners not raising enough financing through the offer to pay for the offer.

AC Partners has not set any minimum raise amount in order to obtain access to funds resulting from this offering. If the company fails to raise the amount required to initiate the offering the company may need to pay for the services out of its operating cash. The investor should read the execution plans to evaluate the risk of a no minimum raise.

The officers of AC Partners control the Company and the Company does not currently have any independent directors.

The current Owners are currently the company’s controlling shareholders. Moreover, they are the company’s executive officers and directors, through their ownership in AC PARTNERS. This could lead to unintentional subjectivity in matters of corporate governance, especially in matters of compensation and related party transactions. The company does not benefit from the advantages of having independent directors, including bringing an outside perspective on strategy and control, adding new skills and knowledge that may not be available within AC Partners, and having extra checks and balances to prevent fraud and produce reliable financial reports.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement and claims where the forum selection provision is applicable, which could result in less favorable outcomes to the plaintiff(s) in any such action.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the Subscription Agreement which is part of this Offering. The Subscription Agreement does not limit the subscriber to bring actions under federal and state securities law. Section 27 of the Exchange Act does create exclusive federal jurisdiction over all suits brought to enforce and duty or liability created by the Exchange Act or the rules and regulations thereunder. Section 22 of the Securities Act creates a concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the by the Securities Act or the rules and regulations thereunder.

The subscription agreement terms provide that the agreement is governed and construed in accordance with the laws of the State of Florida without regard to the principals of conflict of laws. The subscription agreement also limits the investor’s ability to bring a claim outside of the State of Florida with regard to the terms of the subscription agreement only. Any provisions that do not fall under the jurisdiction of the State of Florida then any such action may be brought in any federal court within the State of Florida. These provisions limit the forums in which the investor may make a claim against the Company. This limitation may increase costs of making a claim against the Company and may discourage or limit the investor’s ability to bring a claim in a judicial forum they find more favorable. Investors may bring claims outside of this Offering and the subscription agreement in any court of competent jurisdiction.

If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To the company’s knowledge, the enforceability of a contractual pre-dispute, jury trial waiver in connection with claims arising under the state or federal securities laws has not been finally adjudicated by the courts. However, the company believes that a contractual pre-dispute jury trial waiver provision is generally enforceable. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. The company believes that this is the case with respect to the subscription agreement. Investors should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If an investor brings a claim against the company in connection with matters arising under the subscription agreement, including claims under federal securities laws, an investor may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of common shares or by AC Partners of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

By agreeing to the provisions of the subscription agreement investors will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder.

6

There is a current market for AC Partners’ shares.

The company is currently listed on OTC Markets Group, Inc under the trading symbol ACPS. Despite the listing the company is very thinly traded. Shares of the company’s Common Stock may eventually be traded to the extent any demand and/or trading platform(s) exists. However, there is no guarantee there will be demand for the shares, or a trading platform that allows you to sell them. Investors should assume that they may not be able to liquidate their investment or pledge their shares as collateral for some time.

Risks Related to Certain Conflicts of Interest

The interests of AC Partners and the company’s other affiliates may conflict with your interests.

The company’s Amended and Restated Certificate of Incorporation, bylaws and Nevada law provide company management with broad powers and authority that could result in one or more conflicts of interest between your interests and those of the officers and directors of AC Partners. This risk is increased by the affiliated entities being controlled by AC PARTNERS and all our officers and directors currently have an interest in AC PARTNERS, through ownership, as an officer or director in AC PARTNERS contractually or any combination thereof. Potential conflicts of interest include, but are not limited to, the following:

•	AC PARTNERS and the company’s other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separate from the company, and you will not be entitled to receive or share in any of the profits, return, fees or compensation from any other business owned and operated by the management and their affiliates for their own benefit.

•	The company may engage AC PARTNERS, or other companies affiliated with AC Partners to perform services, and determination for the terms of those services will not be conducted at arms’ length negotiations; and

•	The company’s officers and directors are not required to devote all of their time and efforts to the affairs of the company.

•	Family Relationships:
Renee Boutilier is the wife of Kenneth Boutilier.
Peter Raider is the brother of Renee Boutilier.

•	Management Services Agreement and Employment Agreements
No Management Services Agreement is in place with any of the management team. Employment Agreements will be executed and they will include industry standard salaries, benefits and vacations and non-compete agreements.

•	Conflicts of Interest:

While there are no specific conflicts of interest to report at this time, we acknowledge the potential for conflicts arising from the familial relationships between officers and directors. These relationships may pose certain risks that could impact decision-making and corporate governance. Some potential risks include:

	1.	Bias and Favoritism: There is a risk that familial relationships could lead to biases or favoritism in decision-making processes, potentially affecting the fair treatment of employees, shareholders, or business partners.

	2.	Competitive Advantage: Family members within the organization may have access to privileged information or opportunities that could provide them with a competitive advantage over other stakeholders.

	3.	Corporate Governance Issues: The presence of family members in key positions could raise concerns about the independence and effectiveness of corporate governance practices, particularly in cases where family dynamics influence decision-making.

	4.	Succession Planning: Family relationships may complicate succession planning and leadership transitions within the organization, potentially leading to disputes or instability in executive management.

	5.	Disclosure Requirements: Failure to adequately disclose potential conflicts of interest related to familial relationships could result in regulatory scrutiny or legal challenges, impacting the company's reputation and financial standing.

7

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares. If you invest in our Preferred Stock, your interest will be diluted immediately to the extent of the difference between the Offering price per share of our Preferred Stock and the pro forma net tangible book value per share of our Preferred Stock after this Offering.

As of January 29, 2024, the net tangible book value of the Company was $411,572. Based on the number of shares of Common Stock issued and outstanding as of the date of the offering (1,646,291) that equates to a net tangible book value of approximately ($0.10) per share of Common Stock on a pro forma basis. Based on the total number of shares of Common Stock that would be outstanding assuming full subscription (201,646,291) at total net proceeds of $20,164,629, that equates to approximately $0.0816 of tangible net book value per share.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current stockholders will have immediately decrease by approximately $0.15 without any additional investment on their behalf and the net tangible book value per share for new investors will be immediately diluted by $0.0016 per share. These calculations do not include the costs of the Offering, and such expenses will cause further dilution. Based on 100% subscription of 200,000,000 shares at $0.10:

Offering price per share of Common Stock*	$0.10
Net Tangible Book Value per share of Class A Common Stock Outstanding (based on 1,646,291 shares)	$0.44

Increased/Decrease in Net Tangible Book Value per Share Attributable to Shares Offered in the Offering (based on 200,000,000 shares)	$(0.3372)
Net Tangible Book Value per Share after Offering (based on 20,000,000 shares)	$0.1028

Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$0.0028

________________________

*before deduction of Offering expenses.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

8

The type of dilution that hurts early-stage investors most often occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

•	In June 2014 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

•	In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

•	In June 2015, the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to number of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

9

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

AC PARTNERS, INC. is offering a maximum of 200,000,000 shares of Common Stock on a “best efforts” basis.

The cash price per share of Common Stock is $0.10.

The company intends to market the shares in this Offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular or “testing the waters” materials on an online investment platform.

The offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the Commission, and (3) the date at which the offering is earlier terminated by AC PARTNERS, INC. in its sole discretion.

The company may undertake one or more closings on an ongoing basis. After each closing, funds tendered by investors will be available to the company. After the initial closing of this offering, the company expects to hold closings on at least a monthly basis.

The company is offering its securities in only specified all states.

Incentives

The company intends to offer marketing promotions to encourage potential investors to invest, which may include offers such as offering a 10% discount on services to AC Partners shareholders.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT PURCHASE PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

Minimum Offering Amount

The shares being offered will be issued in one or more closings. Investors may only purchase shares in minimum increments of $1,000. Potential investors should be aware that there can be no assurance that any additional funds will be invested in this offering.

Selling Shareholders

No shareholders, as of the date of this filing, have expressed an intention to sell securities into the offering. However, owners reserve the right to sell up to 15% of the overall amount raised; all net proceeds after deduction of founders' sale in this offering will go to AC PARTNERS, INC.

10

Investors’ Tender of Funds

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the company will accept tenders of funds to purchase the shares. Prospective investors who submitted non-binding indications of interest during the “test the waters” period will receive an automated message from us indicating that the Offering is open for investment. (NOTE: AT THIS TIME NO “TEST THE WATER” PRESENTATIONS HAVE BEEN MADE, NO PROSPECTIVE INVESTIONS HAVE SUBMITTED INDICATIONS OF INTEREST AND NO PRESENTATION MATERIALS ARE AVAILABLE). We will conduct multiple closings on investments (so not all investors will receive their shares on the same date). Each time the company accepts funds transferred from the Escrow Agent is defined as a “Closing." The funds tendered by potential investors will be held by our escrow agent, Prime Trust, LLC (the “Escrow Agent”) and will be transferred to us at each Closing. The escrow agreement can be found in Exhibit 8 to the Offering Statement of which this Offering Circular is a part.

Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subscribe for the Stock in this Offering, you should complete the following steps:

1.	Go to AC Partners, Inc. Website, click on the "Invest Now" button;

2.	Complete the online investment form;

3.	Deliver funds directly by check, wire, debit card, or electronic funds transfer via ACH to the specified account;

4.	Once funds are received an automated AML check will be performed to verify the identity and status of the investor;

5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision.

If a subscription is rejected, all funds will be returned to subscribers within thirty days of such rejection without deduction or interest.  Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber. Escrow Agent has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the securities.

The company has engaged Mountain Share Transfer, LLC, a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis; there are no set up costs for this service, fees for this service will be limited to secondary market activity. The company estimates the aggregate fee due to the transfer agent for the above services to be $35,000 annually.

11

USE OF PROCEEDS TO ISSUER

The following discussion addresses the use of proceeds from this Offering. The company currently estimates that, at a per share price of $.10, the net proceeds from the sale of the 200,000,000 shares of Common Stock will likely be $19,900,000 after deducting the estimated offering expenses of approximately $100,000.

The following table breaks down the use of proceeds into different categories under various funding scenarios:

	25%	50%	75%	100%
Gross Proceeds	$5,000,000	$10,000,000	$15,000,000	$20,000,000

Management Team Build-Up	$500,000	$1,000,000	$1,500,000	$2,000,000
Acquisitions Preparedness (1)	$3,500,000	$8,000,000	$12,000,000	$16,000,000
Operational Enhancements (1)	$1,000,000	$1,000,000	$1,500,000	$2,000,000

____________________________

(1)	Short-Term Financing Needs will be adjusted in accordance with Net Proceeds. Adjustments will be made to the schedule to prioritize acquisitions and equipment purchases.

Management Team Build-Up: A portion of the proceeds will be allocated towards strengthening our management team through strategic hires and talent acquisition efforts, including compensation for officers or directors as deemed necessary to attract top talent and enhance corporate leadership.

Compensation to Officers or Directors: It is important to note that funds allocated to the Management Team Build-Up may include compensation for officers or directors, as part of efforts to attract experienced professionals to key leadership positions.

12

THE COMPANY’S BUSINESS

AC PARTNERS, INC. is an early-stage residential and light commercial utility and specialty equipment service devoted to expansion in Florida through acquisitions and joint ventures. The company will focus on companies and operations that have current positive cash flow and a synergy in operation. Main focuses include high end residential, multitenant buildings, light commercial and office buildings that can be upgraded to green/energy efficient operations in both air handling and water treatment with additional opportunities including solar electrical generation.

The company will operate under the brand name “AC Partners” with the consideration given to future name changes due to a diversification of operations outside of the former business. AC Partners was incorporated in 2000 in Nevada.

AC PARTNERS intends to either form operating subsidiaries, enter into joint ventures or provide direct investment into operating companies that supply HVAC equipment and services and water treatment equipment and services to residential and light industrial clients or other operations that provide an opportunity to improve profitability or operations through the implementation of complementary services and equipment.

AC Partners, Inc. has identified the following businesses for operations, acquisitions and joint ventures:

Residential equipment service and replacement of higher end, more energy efficient equipment.

Light commercial operations with HVAC, water treatment and cooling tower operations.

13

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion includes information from the unaudited financial statements for the period of FY December 31, 2022 through September 30, 2023 and should be read in conjunction with our financial statements and the related notes included in this Offering Circular. Financials will be completed in accordance with the Regulation A requirements upon approval of this filing.

Financial Condition

Balance Sheet Analysis:

•	Cash and Equivalents: As of September 30, 2023, our cash and cash equivalents increased by 72.10% compared to the previous year. This significant increase reflects our robust business growth during the period. By September 30, 2023, the Company had nearly reached the year-end 2022 revenues, contributing to the substantial increase in cash reserves. Additionally, the acceleration of revenue recognition, with revenues realized in three quarters compared to the prior year, resulted in reduced payroll expenses, further bolstering our cash position.

•	Total Assets: Our total assets experienced a notable increase of 19.34% as of September 30, 2023, compared to year-end 2022. This growth was primarily driven by increased revenues, creating more cash influx, and heightened demand for inventory. The combination of higher revenues and inventory demand contributed to the expansion of our asset base, reflecting the strength and growth potential of our business operations.

•	Liabilities: The total liabilities decreased by 52.49% compared to the previous year. This significant decrease was mainly attributable to the resolution of pending sales tax payable at the end of the year. The successful management of this liability contributed to the overall reduction in our total liabilities and underscores our commitment to sound financial management practices.

Results of Operations

Income Statement Analysis:

•	Revenue: Our revenue for the period ending September 30, 2023, increased by 24.48% compared to the same period last year. This robust growth is attributable to the efforts in developing a strong sales team and forging strategic partnerships in the industry. These initiatives have enabled us to expand our customer base and capture new market opportunities.

•	Cost of Goods Sold: The cost of goods sold as a percentage of revenue remained relatively stable, indicating our ability to seek the best prices and leverage increased revenues to negotiate favorable deals with suppliers. This cost management strategy has contributed to maintaining healthy profit margins despite the growth in revenue.

•	Operating Expenses: Our operating expenses increased by 32.91% year-over-year, primarily driven by higher payroll expenses associated with hiring the right employees to support our growth initiatives. Investing in talent acquisition and retaining skilled professionals is crucial for sustaining our expansion efforts and driving long-term success.

Year-over-Year Changes

We have observed several material year-over-year changes in our consolidated balance sheet accounts:

•	Cash and Equivalents: As of September 30, 2023, our cash and cash equivalents increased by 72.10% compared to the previous year, reflecting our robust business growth and improved cash flow management practices.

•	Liabilities: The total liabilities decreased by 52.49% compared to the previous year, mainly attributable to the resolution of pending sales tax payable at the end of the year. The successful management of this liability contributed to the overall reduction in our total liabilities and underscores our commitment to sound financial management practices.

Conclusion

In conclusion, AC PARTNERS, INC. has demonstrated strong financial performance and solid growth momentum. The increase in revenue, coupled with effective cost management and strategic investments in talent acquisition, positions us well for continued success and value creation for our stakeholders.

14

These projections take into account the aggressive growth strategy of AC Partners, focusing on truck acquisitions and corresponding financial outcomes. The plan is designed to position the company as a major player in the HVAC industry while ensuring financial sustainability and profitability.

B. Vision

1. Launching the Employee Associate Partnership Program

AC Partners envisions the implementation of an innovative initiative - the Employee Associate Partnership Program. This program aims to foster a unique business model where service trucks operate as independent units, each led by an Associate Partner. Through this program, AC Partners seeks to:

•	Empower Associates: Provide a controlled business environment for Associates to operate independently while benefiting from AC Partners' support.
•	Supply Essential Resources: Offer licensing, insurance, marketing, buying power, training, and management support to Associates.
•	Promote Ownership: Associates will have the opportunity to share in ownership, fostering a sense of commitment and accountability.

2. Managing Both the Back and Front of the Business

AC Partners recognizes the significance of efficient management in both operational and customer-facing aspects of the business. The vision includes:

•	Holistic Management: AC Partners aims to manage both the back and front of the business seamlessly.
•	Operational Excellence: Streamlining internal processes to enhance productivity, reduce costs, and improve overall efficiency.
•	Customer-Focused Approach: Ensuring a strong focus on customer service, sales, and satisfaction to maintain a competitive edge.

15

3. Focus on Continuous Training for Staff and Reducing Industry Costs

AC Partners places a strategic emphasis on investing in its workforce and optimizing industry costs. The vision involves:

•	Continuous Training: Implementing state-of-the-art training programs for staff to enhance their skills and provide the best possible service to customers.
•	Reducing Industry Costs: Strategizing to minimize industry-specific costs, including employee turnover and theft, which are identified as significant challenges.
•	Innovation and Efficiency: Exploring innovative solutions and technologies to streamline operations and further reduce overall costs.

This vision outlines AC Partners' commitment to a sustainable and growth-oriented business model that not only benefits the company but also empowers its workforce and addresses industry challenges.

Revenue is derived from contracts with our customers, revenue also is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies those obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight-line basis over the contractual term of period contract.

Results of Operations

For the 9 months ending September 30, 2023 the Company had revenues of $1,380,122 compared to the 9 months ending September 30, 2022 revenues of $970,134.

Total operating expenses from for the 9 months ending September 30, 2023 were $582,640. All expenses came from administrative as well as equipment and maintenance.

As a result of the foregoing, the company generated a net profit of $102,455 through September 30, 2023.

Monthly Operating Expenses

At the commencement of this Offering, AC Partners will be responsible for all of its monthly operating expenses.

All monthly expenses will be reported quarterly. Monthly operating expenses include the following:

•	salaries and benefits,

•	compensation to contractors,

•	expenses related to local marketing, promotion and public relations,

•	travel,

•	legal and accounting, and

•	insurance and technology.

16

Plan of Operation

Upon completion of this Offering, the company intends to fund operations with the proceeds from this Offering and use mortgage financing to advance the purchase of the land, construction of the facility, design of the facility, use of architects, and hiring of employees. Approximate costs for each stage of developing a facility are as follows:

•	Acquisitions Preparedness: up to $16,000,000

•	Management Team Build-Up: up to $2,000,000

•	Operational Enhancements: up to $2,000,000

Launching the Employee Associate Partnership Program

AC Partners envisions the implementation of an innovative initiative - the Employee Associate Partnership Program. This program aims to foster a unique business model where service trucks operate as independent units, each led by an Associate Partner. Through this program, AC Partners seeks to:

•	Empower Associates: Provide a controlled business environment for Associates to operate independently while benefiting from AC Partners' support.
•	Supply Essential Resources: Offer licensing, insurance, marketing, buying power, training, and management support to Associates.
•	Promote Ownership: Associates will have the opportunity to share in ownership, fostering a sense of commitment and accountability.

AC Partners aims to acquire a fleet of trucks strategically over the next four years, aligning with the overall growth strategy. In year 1 they look to acquire 10 trucks, contributing to gross sales of $3.8 million. Anticipate a gross profit of $1.25 million and a net profit of $780,000.

Liquidity and Capital Resources

As of September 30, 2023, the Company’s cash on hand was $206,330. For the 9 months ending September 30, 2023, the Company had revenues of $1,380,122 compared to the 9 months ending September 30, 2022, revenues of $970,134. Total operating expenses for the 9 months ending September 30, 2023, were $582,640. All expenses came from administrative as well as equipment and maintenance. As a result of the foregoing, the company generated a net profit of $102,455 through September 30, 2023. The Company wished to raise capital through this offering to expedite the expansion throughout Florida with its business plan that has proven to be profitable.

Indebtedness

•	As of the balance sheet date, the company reports no long-term commitments and has no contingencies. There are no significant contractual obligations extending into the long term, and the company is not currently subject to any potential liabilities or uncertainties that would require disclosure as contingencies. This information is crucial for stakeholders and investors to understand the company's financial standing and potential future obligations or risks.

17

SHAREHOLDERS, DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below sets forth the directors of the company.

Name	Position	Age	Term of Office (If indefinite give date of appointment)
Kenneth Boutilier	Director	69	Feb 2, 2018
Peter Raider	Director	63	Feb 2, 2018

The table below sets forth the officers of AC PARTNERS.

Name	Position	Age	Term of Office (If indefinite give date of appointment)
Kenneth Boutilier	President	69	Feb 2, 2018
Renee Boutilier	Chief Financial Officer	66	Feb 2, 2018
Maurice Cohen	Chief Service Officer	77	Feb 2, 2018
Simeao Paschalides	Manager	66	Jan 1, 2020

Biographies

Management's Business Experience:

Kenneth Boutilier (President and Director)

•	President and CEO of AC Partners, Inc. since 2017

•	Managing Partner of KBJD Homes, LLC since 2017

•	Managing Partner of M & K Investments of Palm Beach, LLC since 2012

•	Experience in HVAC, management, and real estate operations

Renee Boutilier (Chief Financial Officer)

•	Chief Financial Officer of AC Partners, Inc. since 2017

•	Managing Partner of RR Development of PB, LLC since 2016

•	President of Renee Boutilier PA since 2017

•	Licensed realtor in the State of Florida since 2003

•	Experience in the financial industry and real estate management

Maurice Cohen (Chief Service Officer)

•	Chief Service Officer of AC Partners, Inc. since 2021

•	President and Director of Efficient Services, Inc. since 1982

•	Over 42 years of experience in commercial HVAC

•	Former member of M & K Investments of Palm Beach, LLC (retired in 2023)

Simeao Paschalides (Manager)

•	Manager of Coventina Builders, LLC since 2013

•	Experienced in planning, establishing, construction, maintenance, and operations

Peter Raider (Director)

•	Director of AC Partners since 2017

•	Over 30 years of experience in buying and selling businesses, real estate, and materials

•	Expertise in marketing, negotiation, networking, and training

Donald R. Keer, P.E., ESQ. (Corporate Attorney)

Mr. Keer is an attorney and a professional engineer who spent the first half of his career as a construction project manager working for Fluor Corporation and then local developers in New Jersey and Pennsylvania. Mr. Keer has also been an expert witness for various construction issues including delay damages, building code standards, construction technologies and insurance claims.

For the past 25 years Mr. Keer has represented business clients working on construction projects, real estate development, mergers and acquisitions and publicly traded companies to ensure their businesses and construction projects move forward in a timely manner. He is a sole practitioner and has had his own law practice for 25 years.

18

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Position	Annual Compensation
Kenneth Boutilier	President		$26,000
Renee Boutilier	Chief Financial Officer		$13,000
Maurice Cohen	Chief Service Officer	$	N/A
Simeao Paschalides	Manager	$	N/A
Peter Raider	Director	$	N/A

All compensation will be on behalf of the company by AC Partners, Inc. and allocated to the subsidiaries.

In the future, the company will have to pay its officers, directors and other employees, which will impact the company’s financial condition and results of operations, as discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The company may choose to establish an equity compensation plan for its management and other employees in the future. Further, as the company grows, the company intends to add additional executives.

19

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

GENERALLY

AC PARTNERS, INC. is authorized to issue 500,000,000 shares of common stock, $0.001 par value per share, in the Company and 50,000,000 shares of preferred stock. As of September 30, 2023, 1,646,291 shares of common stock, 494,000 shares of Series A Preferred Stock have been issued and outstanding. No additional stock issuances have been made since November 24, 2019. See “Principal Shareholders.”

We have reserved 200,000,000 shares of common stock for this issuance under AC PARTNERS, INC.’s private placement. The Company has not issued any options.

COMMON STOCK

Holders of outstanding shares of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Except as may be required by applicable law, holders of outstanding shares of common stock vote together as a single class. Holders of a majority of the outstanding shares of common stock constitute a quorum at any meeting of shareholders.

SERIES A PREFERRED STOCK

For preferred stock, describe the dividend, voting, conversion, and liquidation rights as well as redemption or sinking fund provisions.  NO DIVIDEND RIGHTS AND NO SINKING FUND PROVISIONS

Voting Rights:

a.	If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number shall have voting rights equal to three (3) times the sum of:
	i.	The total number of shares of Common Stock which are issued and outstanding at the time of voting, plus,
	ii.	The total number of votes granted to any preferred stock series which are issued and outstanding at the time of voting.
b.	Each individual share of Series A Preferred Stock shall have the voting rights equal to three times the sum of all shares of Common Stock issued and outstanding all the time of voting plus the cumulative voting rights of all preferred stock series issued and outstanding at the time of voting divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of voting.

Conversion

The holder of the Series A Preferred Stock shall have the right, from time to time, to convert shares of Series A Preferred Stock at the conversion ration of one hundred shares (100) share of Common Stock for each single (1) share of Series A Preferred Stock. Shares of Series A Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio herein prior to the reverse split. The conversion rate of the Series A Preferred Stock would increase proportionally in the case of forward splits, and my not be diluted.

20

Restricted Securities

Principal Shareholders

Title of Class	Name and Address of beneficial owner (1)	Amount and Nature of beneficial ownership	Amount and Nature of beneficial ownership acquirable (2)	Percent of class (3)
Series A Preferred	Kenneth Boutilier; Palm City, FL	494,000		100%

The following table sets out, as of January 29, 2024 AC Partners voting securities that are owned by our executive officers, directors and other persons holding more than 10% of the company’s voting securities.

Name	Common Shares	Series A Preferred Shares
Kenneth Boutilier (1)	1,600,000	494,000
Peter Raider (1)	286

______________________

(1) Shares issued to founders

21

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Family Relationships:

Renee Boutilier is the wife of Kenneth Boutilier.

Peter Raider is the brother of Renee Boutilier.

Management Services Agreement and Employment Agreements

No Management Services Agreement is in place with any of the management team. Employment Agreements will be executed and they will include industry standard salaries, benefits and vacations and non-compete agreements.

Conflicts of Interest:

While there are no specific conflicts of interest to report at this time, we acknowledge the potential for conflicts arising from the familial relationships between officers and directors. These relationships may pose certain risks that could impact decision-making and corporate governance. Some potential risks include:

1.	Bias and Favoritism: There is a risk that familial relationships could lead to biases or favoritism in decision-making processes, potentially affecting the fair treatment of employees, shareholders, or business partners.

2.	Competitive Advantage: Family members within the organization may have access to privileged information or opportunities that could provide them with a competitive advantage over other stakeholders.

3.	Corporate Governance Issues: The presence of family members in key positions could raise concerns about the independence and effectiveness of corporate governance practices, particularly in cases where family dynamics influence decision-making.

4.	Succession Planning: Family relationships may complicate succession planning and leadership transitions within the organization, potentially leading to disputes or instability in executive management.

5.	Disclosure Requirements: Failure to adequately disclose potential conflicts of interest related to familial relationships could result in regulatory scrutiny or legal challenges, impacting the company's reputation and financial standing.

22

SECURITIES BEING OFFERED

AC Partners, Inc. is offering Common Stock in this Offering. The company is qualifying up to 200,000,000 shares of Common Stock under this Offering Statement, of which this Offering Circular is part.

AC Partners authorized capital stock consists of 500,000,000 shares of Common Stock (the “Common Stock”), at $0.001 par value, of which 1,646,291 shares are Common Stock are issued, and 494,000 share of Series A Preferred Stock, at $0.001 par value, of which 494,000 shares are issued

The following is a summary of the rights of AC Partners’ capital common stock as provided in its Amended and Restated Certificate of Incorporation, and Bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant. Dividends, if any, are declared at the discretion of the Board of Directors. (I got this from the disclosure)

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

23

PREFERRED STOCK

The Company’s Board of Directors is authorized to issue shares of Preferred Stock in one or more series with each series containing such rights, privileges and preferences as may be established by the Board of Directors from time to time.

Our shares of Series A Preferred Stock:

•	NO DIVIDEND RIGHTS AND NO SINKING FUND PROVISIONS

•	If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number shall have voting rights equal to three (3) times the sum of: i. The total number of shares of Common Stock which are issued and outstanding at the time of voting, plus, ii. the total number of votes granted to any preferred stock series which are issued and outstanding at the time of voting.

•	Each individual share of Series A Preferred Stock shall have the voting rights equal to three times the sum of all shares of Common Stock issued and outstanding all the time of voting plus the cumulative voting rights of all preferred stock series issued and outstanding at the time of voting divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of voting.

•	The holder of the Series A Preferred Stock shall have the right, from time to time, to convert shares of Series A Preferred Stock at the conversion ratio of one hundred shares (100) share of Common Stock for each single (1) share of Series A Preferred Stock. Shares of Series A Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio herein prior to the reverse split. The conversion rate of the Series A Preferred Stock would increase proportionally in the case of forward splits, and my not be diluted.

For a complete description of AC Partners’ capital stock, you should refer to its Amended and Restated Certificate of Incorporation and Bylaws, and applicable provisions of the Florida General Corporation Law.

24

AC PARTNERS, INC.

F-1

AC PARTNERS, INC.

BALANCE SHEET

YEAR ENDING

DECEMBER 31, 2022

	December 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash and Cash Equivalents	$119,907	$230,962
Accounts Receivables	186,544	93,613
Inventory	18,470	17,841
Total Current Assets	324,921	342,416

Fixed Assets
Fixed Assets	159,135	202,170
Accumulated Depreciation	(49,592)	(49,592)
Total Fixed Assets	109,543	152,578

Other Assets
Andi Series B Preferred Shares	153,000	153,000
Long Term Note	20,100	–
Total Other Assets	173,100	153,000

Total Assets	$607,564	$647,994

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$29,210	$16,330
Sales Tax Payable	19,478	19,478
Total Current Liabilities	48,688	35,808

Other Liabilities
Truck Loan	13,328	29,754
Federal Loan	31,600	31,600
Total Liabilities	93,616	97,162

Stockholders’ Equity
Stockholders’ Equity	256,549	256,549
Accumulated Earnings	294,283	250,150
Prior Period Adjustment	(22,935)	–
Net Income (Loss)	(13,949)	44,133
Total Stockholders’ Equity	513,948	550,832

Total Liabilities and Stockholders’ Equity	$607,564	$647,994

The accompanying notes are an integral part of these financial statements.

F-2

AC PARTNERS, INC.

PROFIT AND LOSS

YEAR ENDED

DECEMBER 31, 2022

	December 31, 2022	December 31, 2021
Revenue	$1,420,996	$1,004,674
Sales Tax	(18,485)	(16,143)
Net Revenue	1,402,511	988,529
Cost of Goods Sold	801,613	505,669
Gross Profit	600,899	482,860

Expenses
Insurance Expense	14,063	24,590
WCB Expense	9,793	6,411
Payroll Expense	363,433	214,222
Rent and Utilities	18,823	24,441
Entertainment and Travel	23,143	16,020
Phone Expense	5,047	4,669
Professional Fees	6,018	14,571
Fuel and Repairs	75,427	40,606
Office Expense	11,305	14,903
Office Supplies	7,819	3,784
Transfer Agent and OTC	8,350	17,368
Subcontractors	14,942	14,159
Training Expense	–	2,519
Permits	2,782	1,585
Bank Charges	5,297	3,192
Federal Tax	9,268	9,060
State Tax	190	–
Bad Debt Expense	39,146	–
Depreciation Expense	–	26,627
Total Expenses	614,847	438,727

Net Income (Loss)	$(13,949)	$44,133

The accompanying notes are an integral part of these financial statements.

F-3

AC PARTNERS, INC.

RESTATED STATEMENT OF OPERATIONS

YEAR ENDED

DECEMBER 31, 2022

	December 31, 2022	December 31, 2021
Revenue	$1,402,511	$988,529
Cost of Goods Sold	801,613	505,669
Gross Profit	600,899	482,860
Operating Expenses	614,847	438,727
Net Income (Loss)	$(13,948)	$44,133

Basic & Diluted Gain (Loss) per share	$(.0085)	$.0268

Weighted Average Number of Shares Outstanding	1,646,291	1,646,291

The accompanying notes are an integral part of these financial statements.

F-4

AC PARTNERS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

YEAR ENDING

DECEMBER 31, 2022

	Number of Shares	Common Stock Amount	Preferred A Stock	Preferred A Stock Amount	Additional Paid in Capital	Retained Earnings	Total

Balance December 31, 2021	1,646,291	$2,744	494,900	$49	$253,756	$550,832	$807,381

Net Income (Loss)	–	–	–	–	–	(13,948)	(13,948)
Prior Period Adjustment	–	–	–	–	–	(22,935)	(22,935)
Balance December 31, 2022	1,646,291	$2,744	494,900	$49	$253,756	$513,948	$770,497

AC PARTNERS, INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

YEAR ENDING

DECEMBER 31, 2021

(UNAUDITED)

	Number of Shares	Common Stock Amount	Preferred A Stock	Preferred A Stock Amount	Additional Paid In Capital	Retained Earnings	Total

Balance December 31, 2020	1,646,291	$2,744	494,900	$49	$253,756	$506,699	$763,248

Net Income (Loss)	–	–	–	–	–	44,133	44,133
Balance December 31, 2021	1,646,291	$2,744	494,000	$49	$253,756	$550,832	$807,381

The accompanying notes are an integral part of these financial statements.

F-5

AC PARTNERS, INC.

STATEMENT OF CASH FLOWS

YEAR ENDED

DECEMBER 31, 2022

	December 31, 2022	December 31, 2021
Cash Flows from Operation Activities
Net Gain (Loss)	$(13,948)	$44,133
Prior Period Adjustment	(22,934)	–
Adjustments to Cash Used in Operation Activities
Depreciation of Fixed Assets	–	26,627
Increase in Accounts Receivables	(92,931)	(38,954)
Increase in Inventory	(629)	(5,841)
(Increase) Decrease in Fixed Assets	43,035	(43,035)
Increase in Long Term Note	(20,100)
Decrease in Accounts Payables	–	(13,709)
Net Cash provided by operating activities	(94,627)	52,866

Cash Flows from Financing Activities
Decrease in Long Term Debt	(16,426)	(17,051)
Net Cash provided by financing activities	(16,426)	(17,051)

Cash Flows from Investing Activities	–	–

Net Increase (Decrease) in Cash	(111,053)	35,815
Cash and cash equivalents at beginning of period	230,962	195,147
Cash and cash equivalents at end of period	$119,907	$230,962

Cash - Ending of Period December 31, 2020	195,148
Cash - Ending of Period March 31, 2021	242,585
Cash - Ending of Period June 30, 2021	164,364
Cash - Ending of Period September 30, 2021	205,404
Cash - Ending of Period December 31, 2021	230,962
Cash - Ending of Period March 31, 2022	243,640
Cash - Ending of Period June 30, 2022	232,663
Cash - Ending of Period September 30, 2022	167,643
Cash - Ending of Period December 31, 2022	119,907

The accompanying notes are an integral part of these financial statements.

F-6

AC PARTNERS, INC.

Notes to Financial Statements

Period Ending December 31, 2022

(Unaudited)

Note 1.	Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from contracts with our customers, revenue also is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies those obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight-line basis over the contractual term of period contract.

Accounts Receivable

Account receivable is reported at the customers’ outstanding balances, less any allowances for doubtful accounts. Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”). Stock-based payments to employees include grant of stock, grant of stock options and issuance of warrants that are recognized in the consolidation statement based on their fair value at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.” Stock-based payments to non-employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model. The amount of the stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the tie stock options are granted and warrant are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns. The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

F-7

Loss Per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, “Earnings Per Share.” Basic earnings (loss) per share is computed by dividing the income (loss) available to common shareholders by the weighted average number of common shares available.

Diluting earnings (loss) per share is computed by similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For the statements of cash flows, the Company considers cash and cash equivalents to include stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution from time to time may exceed the federally-insured limit.

Depreciation

Equipment is stated at cost less accumulated depreciation. Major improvements are capitalized while minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives, which are generally three to five years.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the Unites States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business Segments

ASC 280 “Segment Reporting” requires us of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the Company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2018.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes”. The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method require the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax basis and financial reporting basis of other assets and liabilities.

F-8

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying.

Note 2.	Income Taxes

Deferred income tax assets and liabilities are computed annually or differences between financial statement and tax basis of assets and liabilities that will result in taxable or deductible the differences are expected to affect to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the new loss before income taxes differs in the U.S. statutory rate as follows:

December 31, 2022
U.S. statutory rate	21.00%
Less valuation allowance	-21.00%
Effective tax rate	0.00%

The significant components of deferred tax assets and liabilities are as follows:

December 31, 2022

Deferred tax assets
Net operating losses	$(13,948)
Deferred tax liability
Net deferred tax assets	(0)
Less valuation allowance	0
Deferred tax assets - net valuation allowance	$(0)

On an interim basis, the Company has a net operating loss carryover of approximately $0.00 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

The Company adopted the provisions of ASC 740-10-50, formally FIN 48, and “Accounting for Uncertainty in Income Taxes.” The Company had no material unrecognized income tax assets or liabilities as of December 31, 2022.

The Company’s policy regarding income tax interest and penalties to the expense those items as general and administrative expenses but to identify them for tax purposes. During the year ending December 31, 2021, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

F-9

Note 3.	Depreciation

Additions and expenditures for improving or rebuilding existing assets that extend the useful life are capitalized. The Company did not own any depreciable assets during the period from inception through the year ending December 31, 2022.

Note 4.	Related Party Transactions

None.

Note 5.	Stockholders’ Equity

The holders of the Company’s common stock are entitled to one vote per share of common stock held. As of December 31, 2022, the Company had 1,646,291 shares issued and outstanding.

Note 6.	Commitments and Contingencies

Commitments:

The Company currently has no long-term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7.	Net Income (Loss) Per share

The following table sets forth the information used to compute basic and diluted net income per share attributable to the Company for the year ending December 31, 2022.

December 31, 2022

Net Income (Loss)	$(13,948)

Weighted-average common shares outstanding basic:	1,646,291
Weighted-average common stock	1,646,291
Equivalents Stock Options	0
Warrants	0
Convertible notes	0
Weighted-average common shares outstanding diluted	1,646,291

F-10

Note 8.	Notes Payable

No notes payable.

Note 9.	Subsequent Events

AC Partners buys 625,000 Series B Preferred shares Andiamo, Inc. for 250,000 shares of ACPS stock.

AC Partners lends $65,500 note at 15% to Donald Keer and Sustainable Water Solutions, Inc. (SWS) Notes is secured by 1,000,000 shares of Sustainable Water Solutions and 5,000,000 series F Preferred B stock of Andiamo, Inc.

June 20, 2019 AC Partners to reinstate Series A Preferred stock class 1,000,000 shares of Preferred Stock par value of 0.001 per share.

September 16, 2019 AC Partners buys back 249,285 shares of 144 common stock.

November 24, 2019 AC Partners buys back 598,271 shares of 144 common stock.

November 24, 2019 Ken Boutilier CEO exchanges 49,400,000 shares of 144 common stock into 494,000 Series A Preferred shares.

F-11

AC PARTNERS, INC.

BALANCE SHEET

THE PERIOD ENDING

SEPTEMBER 30, 2023

	September 30, 2023	December 31, 2022
ASSETS
Current Assets
Cash and Cash Equivalents	$206,331	$119,907
Accounts Receivables	157,093	186,544
Inventory	26,480	18,470
Total Current Assets	389,904	324,921

Fixed Assets
Fixed Assets	211,732	159,135
Accumulated Depreciation	(49,592)	(49,592)
Total Fixed Assets	162,140	109,543

Other Assets
Andi Series B Preferred Shares	153,000	153,000
Long Term Note	20,008	20,100
Total Other Assets	173,008	173,100

Total Assets	$725,052	$607,564

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$25,560	$29,210
Sales Tax Payable	–	19,478
Total Current Liabilities	25,560	48,688

Other Liabilities
Truck Loan	51,488	13,328
Federal Loan	31,600	31,600
Total Other Liabilities	86,627	44,928
Total Liabilities	108,648	93,616

Stockholders’ Equity
Stockholders’ Equity	256,549	256,549
Accumulated Earnings	306,630	294,283
Prior Period Adjustment	–	(22,935)
Net Income (Loss)	53,225	(13,949)
Total Stockholders’ Equity	725,052	513,948

Total Liabilities and Stockholders’ Equity	$680,454	$607,564

The accompanying notes are an integral part of these financial statements.

F-12

AC PARTNERS, INC.

PROFIT AND LOSS

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 30, 2023

	Three Months Ended		For Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenue	$519,214	$413,780	$1,399,513	$984,053
Sales Tax	(7,606)	(7,663)	(19,391)	(13,919)
Net Revenue	511,608	406,117	1,380,122	970,134
Cost of Goods Sold	260,246	297,333	695,027	609,254
Gross Profit	251,362	108,784	685,095	360,880

Expenses
Insurance Expense	10,634	6,264	18,149	12,093
WCB Expense	4,017	4,176	10,447	7,224
Payroll Expense	137,585	99,000	332,532	236,165
Rent and Utilities	1,492	4,296	5,941	15,351
Entertainment and Travel	5,593	2,505	26,977	19,590
Phone Expense	1,530	1,386	4,416	3,678
Professional Fees	1,438	1,305	4,589	4,731
Fuel and Repairs	17,074	20,273	52,159	58,726
Office Expense	4,870	3,733	10,697	8,341
Office Supplies	706	894	4,342	6,563
Transfer Agent and OTC	4,110	3,950	8,220	8,350
Subcontractors	3,216	–	8,671	9,618
Permits	561	–	2,077	1,990
Bank Charges	1,957	1,299	4,049	3,592
Federal and State Taxes	–	–	7,669	9,458
Bad Debt Expense	3,354	–	81,705	–
Total Expenses	198,137	149,081	582,640	405,458

Net Income (Loss)	$53,225	$(40,296)	$102,455	$(44,578)

The accompanying notes are an integral part of these financial statements.

F-13

AC PARTNERS, INC.

RESTATED STATEMENT OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 30, 2023

	Three Months Ended		For Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenue, net	$511,608	406,117	$1,380,122	$970,134
Cost of Goods Sold	260,246	297,333	695,027	609,254
Gross Profit	251,362	108,784	685,095	360,880
Operating Expenses	198,137	149,081	582,640	405,458
Net Income (Loss)	$53,225	$(40,296)	$102,455	$(44,578)

Basic & Diluted Gain (Loss) per share	$.011	$.013	$.029	$(.002)

Weighted Average Number of Shares Outstanding	1,646,291	1,616,291	1,646,291	1,646,291

The accompanying notes are an integral part of these financial statements.

F-14

AC PARTNERS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR NINE MONTHS ENDED

SEPTEMBER 30, 2023 & 2022

	Number of Common Shares	Common Stock Amount	Preferred A Stock	Preferred A Stock Amount	Additional Paid in Capital	Accumulated Earnings (Deficit)	Total

Balance March 31, 2022	1,646,291	$2,744	494,900	$49	$253,756	$268,554	$525,103

Net Income	–	–	–	–	–	21,446	21,446
Balance June 30, 2022	1,646,291	$2,744	494,900	$49	$253,756	$290,000	$546,549

Prior Period Adjustment	–	–	–	–	–	(22,934)	(22,934)
Net Income (Loss)	–	–	–	–	–	(40,297)	(40,297)
Balance September 30, 2022	1,646,291	$2,744	494,900	$49	$253,756	$271,348	$483,318

Net Loss	–	–	–	–	–	(13,948)	(13,948)
Balance December 31, 2022	1,646,291	$2,744	494,900	$49	$253,756	$257,400	$513,948

Net Income	–	–	–	–	–	30,311	30,311
Balance March 31, 2023	1,646,291	$2,744	494,900	$49	$253,756	$287,711	$544,260

Net Income	–	–	–	–	–	18,919	18,919
Balance June 30, 2023	1,646,291	$2,744	494,900	$49	$253,756	$306,630	$563,179

Net Income	–	–	–	–	–	53,225	53,225
Balance September 30, 2023	1,646,291	$2,744	494,900	$49	$253,756	$359,855	$616,404

The accompanying notes are an integral part of these financial statements.

F-15

AC PARTNERS, INC.

STATEMENT OF CASH FLOWS

NINE MONTHS ENDED

SEPTEMBER 30, 2023

	September 30, 2023	September 30, 2022
Cash Flows from Operation Activities
Net Income (Loss)	$102,455	$(44,580)
Prior Period Adjustment	–	(22,934)
Adjustments to Cash Used in Operation Activities
Decrease (Increase) in Accounts Receivables	29,451	(21,193)
Decrease (Increase) in Inventory	(8,010)	4,192
Decrease (Increase) in Fixed Assets	(52,597)	43,034
Decrease (Increase) in Long Term Note	92	(20,100)
(Decrease) Increase in Accounts Payables	(23,128)	11,023
Net Cash provided by operating activities	48,263	(50,558)

Cash Flows from Financing Activities
(Decrease) Increase in Long Term Debt	38,160	(12,761)
Net Cash provided by financing activities	38,160	(12,761)

Cash Flows from Investing Activities	–	–

Net Increase (Decrease) in Cash	86,423	(63,319)
Cash and cash equivalents at beginning of period	119,907	230,962
Cash and cash equivalents at end of period	$206,330	$167,643

Cash - Ending of Period March 31, 2021	242,585
Cash - Ending of Period June 30, 2021	164,364
Cash - Ending of Period September 30, 2021	205,404
Cash - Ending of Period December 31, 2021	230,962
Cash - Ending of Period March 31, 2022	243,640
Cash - Ending of Period June 30, 2022	232,663
Cash - Ending of Period September 30, 2022	167,643
Cash - Ending of Period December 31, 2022	119,907
Cash – Ending of Period March 31, 2023	158,337
Cash – Ending of Period June 30, 2023	91,735
Cash – Ending of Period September 30 2023	206,330

The accompanying notes are an integral part of these financial statements.

F-16

AC PARTNERS, INC.

Notes to Financial Statements

Period Ending September 30, 2023

(Unaudited)

Note 1.	Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from contracts with our customers, revenue also is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies those obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight-line basis over the contractual term of period contract.

Accounts Receivable

Account receivable is reported at the customers’ outstanding balances, less any allowances for doubtful accounts. Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers. Accounts receivables are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”). Stock-based payments to employees include grant of stock, grant of stock options and issuance of warrants that are recognized in the consolidation statement based on their fair value at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.” Stock-based payments to non-employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model. The amount of the stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the tie stock options are granted and warrant are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns. The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

F-17

Loss Per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, “Earnings Per Share.” Basic earnings (loss) per share is computed by dividing the income (loss) available to common shareholders by the weighted average number of common shares available.

Diluting earnings (loss) per share is computed by similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For the statements of cash flows, the Company considers cash and cash equivalents to include stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution from time to time may exceed the federally-insured limit.

Depreciation

Equipment is stated at cost less accumulated depreciation. Major improvements are capitalized while minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives, which are generally three to five years.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the Unites States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business Segments

ASC 280 “Segment Reporting” requires us of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the Company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2018.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes”. The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method require the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax basis and financial reporting basis of other assets and liabilities.

F-18

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying.

Note 2.	Income Taxes

Deferred income tax assets and liabilities are computed annually or differences between financial statement and tax basis of assets and liabilities that will result in taxable or deductible the differences are expected to affect to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the new loss before income taxes differs in the U.S. statutory rate as follows:

September 30, 2023
U.S. statutory rate	21.00%
Less valuation allowance	-21.00%
Effective tax rate	0.00%

The significant components of deferred tax assets and liabilities are as follows:

September 30, 2023

Deferred tax assets
Net operating losses	$53,225
Deferred tax liability
Net deferred tax assets	(0)
Less valuation allowance	0
Deferred tax assets - net valuation allowance	$(0)

On an interim basis, the Company has a net operating loss carryover of approximately $0.00 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

The Company adopted the provisions of ASC 740-10-50, formally FIN 48, and “Accounting for Uncertainty in Income Taxes.” The Company had no material unrecognized income tax assets or liabilities as of September 30, 2023.

The Company’s policy regarding income tax interest and penalties to the expense those items as general and administrative expenses but to identify them for tax purposes. During the year ending December 31, 2021, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

F-19

Note 3.	Depreciation

Additions and expenditures for improving or rebuilding existing assets that extend the useful life are capitalized. The Company did not own any depreciable assets during the period from inception through the year ending September 30, 2023.

Note 4.	Related Party Transactions

None.

Note 5.	Stockholders’ Equity

Common Stock

The holders of the Company’s common stock are entitled to one vote per share of common stock held. As of September 30, 2023, the Company had 1,646,291 shares issued and outstanding.

Note 6.	Commitments and Contingencies

Commitments:

The Company currently has no long-term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7.	Net Income (Loss) Per share

The following table sets forth the information used to compute basic and diluted net income per share attributable to the Company for the year ending September 30, 2023.

September 30, 2023

Net Income (Loss)	$53,225

Weighted-average common shares outstanding basic:	1,646,291
Weighted-average common stock	1,646,291
Equivalents Stock Options	0
Warrants	0
Convertible notes	0
Weighted-average common shares outstanding diluted	1,646,291

F-20

Note 8.	Notes Payable

No notes payable.

Note 9.	Subsequent Events

AC Partners buys 625,000 Series B Preferred shares Andiamo, Inc. for 250,000 shares of ACPS stock.

AC Partners lends $65,500 note at 15% to Donald Keer and Sustainable Water Solutions, Inc. (SWS) Notes is secured by 1,000,000 shares of Sustainable Water Solutions and 5,000,000 series F Preferred B stock of Andiamo, Inc.

June 20, 2019 AC Partners to reinstate Series A Preferred stock class 1,000,000 shares of Preferred Stock par value of 0.001 per share.

September 16, 2019 AC Partners buys back 249,285 shares of 144 common stock.

November 24, 2019 AC Partners buys back 598,271 shares of 144 common stock.

November 24, 2019 Ken Boutilier CEO exchanges 49,400,000 shares of 144 common stock into 494,000 Series A Preferred shares.

F-21

PART III

INDEX TO EXHIBITS

2.1	Articles of Incorporation *
2.2	Articles of Merger *
2.3	Bylaws *
3.1	Certificate of Designation - Preferred Series A - Consent of Directors *
3.2	Certificate of Designation - Preferred Series A Consent of Majority Shareholders *
3.3	Written Consent of Stockholders and Directors *
4.1	Form of Subscription Agreement*
12.1	Attorney opinion on legality of the offering **
13.1	“Test the waters” materials **

___________________________

*	Previously Filed.
**	To be Filed with final submission.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State of Florida, on March 4, 2024.

AC PARTNERS, INC.

By: /s/ Kenneth Boutilier

By: Kenneth Boutilier
Chief Executive Officer, Principal Executive Officer Date: March 4, 2024

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kenneth Boutilier

By: Kenneth Boutilier, Principal Executive Officer, CEO, President

Date: March 4, 2024

/s/ Renee Boutilier

Renee Boutilier, Principal Accounting Officer, CFO

Date: March 4, 2024

/s/ Peter Raider
Peter Raider, Director Date: March 4, 2024

III-2